Exhibit 99.1

Alpha Star Acquisition Corporation Announces Pricing of $100 Million Initial Public Offering

December 13, 2021 11:19 ET | Source: Alpha Star Acquisition Corporation

NEW YORK, Dec. 13, 2021 (GLOBE NEWSWIRE) -- Alpha Star Acquisition Corporation, a Cayman Island exempt company (NASDAQ: ALSAU) announced today that it has priced its initial public offering of 10,000,000 units at $10.00 per unit.

The Company's units are expected to be listed on NASDAQ Stock Market LLC Global Market (“NASDAQ”) and trade under the ticker symbol “ALSAU” beginning Monday, December 13, 2021. Each unit consists of one ordinary share par value $0.0001 per share, one right to receive one seventh (1/7) of an ordinary share and one redeemable warrant to acquire one-half an ordinary share at an exercise price of $11.50 for each whole share. The underlying securities of the units are not trading separately at this time. Once the securities comprising the units begin separate trading, the shares, rights, and warrants are expected to be listed on NASDAQ under the symbols “ALSA”, “ALSAR” and “ALSAW", respectively.

Ladenburg Thalmann & Co. Inc. is acting as the sole bookrunner and the representative of the underwriters in the offering. Brookline Capital Markets, a division of Arcadia Securities, LLC is acting as co-manager of the offering. The underwriters have been granted a 45-day option to purchase up to an additional 1,500,000 units offered by the Company to cover over-allotments, if any.

The offering is expected to close on Wednesday, December 15, 2021 subject to customary closing conditions.

The Company’s sponsor, A-Star Management Corporation, a British Virgin Islands company, and/or its designees, has committed and agreed to purchase an aggregate of 300,000 units (or 330,000 units if the over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $3,000,000 (or $3,300,000 if the over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering (“private placement units”). Each private placement unit shall consist of one ordinary share, one right to receive one-seventh (1/7) of an ordinary share upon the consummation of an initial business combination and one private placement warrant exercisable to purchase one-half of one ordinary share at a price of $11.50 per whole share. Closing of the private placement will occur simultaneously with closing of the initial public offering.

About Alpha Star Acquisition Corporation

Alpha Star Acquisition Corporation a newly organized blank check company formed under the laws of the Cayman Islands for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

A registration statement on Form S-1 relating to these securities (Sec File Number 333-257521) was declared effective by the Securities and Exchange Commission on December 13, 2021. The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Ladenburg Thalmann & Co., Inc. located 640 5th Ave., 4th Floor, New York, NY 10019 or at prospectus@ladenburg.com. Copies of the registration statement can be accessed through the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company's initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Company Contacts:

Mr. Zhe Zhang
Chief Executive Officer
Alpha Star Acquisition Corporation
80 Broad Street, 5th Floor
New York, New York 10004
Tel.: (212) 837-7977
Email: zhe.zhang@swgt.co.uk

Source: Alpha Star Acquisition Corporation